SALE AND PURCHASE AGREEMENT


This Agreement is made this 27th day of January, 1997, by and between McLeodUSA Publishing Company, formerly known as TelecomoUSA Publishing Company, an Iowa corporation ("McLeod"), Fronteer Financial Holdings, Ltd., a Colorado corporation ("Fronteer"), Classified Directories, Inc., a North Dakota corporation ("Classified"), Larry A. Scott ("Scott"), James Greff ("Greff"), Randall L. Gowin ("Gowin"), Edwin Dressler ("Dressler") and certain directors, officers and shareholders of Fronteer.

McLeod and Fronteer entered into a Sale and Purchase Agreement dated April 27, 1995 ("the Idaho Sale Agreement"), also executed by Scott, Greff, Dressler and Gowin. McLeod and Fronteer entered into an Option Agreement dated April 27, 1995 ("the Option Agreement"). Scott, Greff, Dressler and Gowin are the principal and only shareholders, directors and officers of Classified. McLeod and Scott entered into a Covenant not to Compete and Confidentiality Agreement dated May 5, 1995, pursuant to terms of the Idaho Sale Agreement and agreed to enter into a separate Covenant not to Compete and Confidentiality Agreement pursuant to terms of the Option Agreement. McLeod and Greff entered into a Covenant not to Compete and Confidentiality Agreement dated May 2, 1995, pursuant to terms of the Idaho Sale Agreement. McLeod and Dressler entered into a Covenant not to Compete and Confidentiality Agreement dated May 5, 1995, pursuant to terms of the Idaho Sale Agreement and agreed to enter into a separate Covenant not to Compete and Confidentiality Agreement pursuant to terms of the Option Agreement. McLeod and Gowin entered into a Covenant not to Compete and Confidentiality Agreement dated April 28, 1995, pursuant to terms of the Idaho Sale Agreement and agreed to enter into a separate Covenant not to Compete and Confidentiality Agreement pursuant to terms of the Option Agreement.

The parties desire to modify the various agreements described or mentioned above (referred to collectively as "the Various Agreements"). The parties have agreed to modify certain rights, obligations, terms and conditions of the Various Agreements pursuant to this Agreement and as set out in this Agreement.

McLeod and Classified desire to purchase certain telephone directory business of Fronteer. Fronteer desires to sell certain of its telephone directory business to McLeod and Classified under the terms and conditions set out below. The parties desire to fully resolve all rights and duties regarding Fronteer's telephone directories listed on Exhibit "A" attached hereto and incorporated herein (collectively referred to as the "Directories").

In consideration of the representations set out above and the following covenants, promises and representations, the parties agree as follows:

1.   VARIOUS  AGREEMENTS
     This Agreement modifies, replaces and supplements certain rights and obligations of the parties as set out in the Various Agreements and to the extent any of the terms of this Agreement conflict with any of the terms of the Various Agreements this Agreement controls. In the event this Agreement is declared null and void pursuant to any provision of this Agreement, all rights, obligations, terms and conditions of the Various Agreements shall remain in full force and effect without any modifications, replacements or supplements.


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2.   DIRECTORIES TO BE PURCHASED BY McLEOD

     Fronteer hereby sells and McLeod hereby purchases Fronteer's telephone directories designated on Exhibit "A" as being purchased by McLeod, and, in the event McLeod is required to pay the consideration due from Classified pursuant to Section 5 below, the Durum Triangle directory listed on Exhibit "A," (referred to as the "McLeod Purchase Directories"), including all product designs and drawings (subject to the rights of advertising subscribers or third parties in such literary property), catalogs, data, files, records, price lists, and other documents relating to suppliers of Fronteer, and all customer lists and contracts, catalogs and marketing materials, and contract lead systems used by Fronteer in connection with the McLeod Purchase Directories. This transaction includes all patents, trademarks, licenses, copyrights, brand names, and trade names (whether registered or subject to being registered), including specifically and not by way of limitation, the name "Fronteer Directory Company" all proprietary information and all trade secrets used or owned by Fronteer, except (1) the licenses, copyrights and directory names used in connection with the "Durum Triangle," "Souris River," and "Southeast North Dakota" directories, and
     (2) the following corporate names: Fronteer Financial Holdings, Fronteer Personnel Service and Fronteer Marketing Group.

     The purchase specifically includes Fronteer's audiotex and similar equipment associated with or used in connection with the McLeod Purchase Directories or audiotex services identified in the McLeod Purchase Directories, such equipment being listed on Exhibit "B" attached hereto and incorporated herein, which Fronteer warrants is not presently in need of and on Closing (as described below) will not be in need of maintenance or service work. Such equipment shall be delivered by Bill of Sale in the form attached as Exhibit "C." After Closing, Fronteer will use such audiotex equipment is accordance with the provisions of Section 8 of this Agreement, but McLeod will perform all maintenance and service work on such audiotex equipment.

     The above-described items relating to the McLeod Purchase Directories published by Fronteer prior to Closing shall be delivered to McLeod on or before Closing. The above-described items relating to the McLeod Purchase Directories to be published by Fronteer after Closing shall be delivered to McLeod on the date each of the McLeod Purchase Directories is delivered to a printer for printing. Fronteer shall deliver to McLeod fifty (50) copies of the Fargo directory at Closing and fifty (50) copies of each of the other Directories within ten (10) days after each such Directory is published.


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     This transaction  does not include any receivables of Fronteer,  and McLeod is not assuming any liabilities of Fronteer. Fronteer is entitled to all receivables in connection with the Directories from the editions listed on Exhibit "A" and prior editions of the Directories sold, published and delivered by Fronteer. McLeod is entitled to all receivables generated from all future editions of the McLeod Purchase Directories.

3.   DIRECTORIES TO BE PURCHASED BY CLASSIFIED
     Fronteer  hereby sells and Classified  hereby  purchases  Fronteer's  Durum
     Triangle directory, designated on Exhibit "A" as being purchased by Classified, including all product designs and drawings (subject to the rights of advertising subscribers or third parties in such literary property), catalogs, data, files, records, price lists, and other documents relating to suppliers of Fronteer for the Durum Triangle directory, and all customer lists and contracts, catalogs and marketing materials, and contract lead systems used by Fronteer in connection with the Durum Triangle directory. This transaction includes any licenses, copyrights and the directory name used by Fronteer in connection with the Durum Triangle directory, but specifically does not include any right to use in any manner the name "Fronteer" or "Fronteer Directory Company."

     The above described items relating to the Durum Triangle directory shall be delivered to the purchaser of the Durum Triangle directory on the date of payment of consideration for the Durum Triangle directory. Fronteer shall deliver to the purchaser of the Durum Triangle directory fifty (50) copies of the Durum Triangle directory within ten (10) days after the Durum Triangle directory is published.

     McLeod hereby assigns to Classified its right, title and interest in or to the Souris River and Southeast North Dakota directories and, in the event Classified pays the cash consideration for the Durum Triangle directory, in and to the Durum Triangle directory.

     This transaction does not include any receivables of Fronteer, and Classified is not assuming any liabilities of Fronteer. Fronteer is entitled to all receivables in connection with the Directories from the editions listed on Exhibit "A" and prior editions of the Directories sold, published and delivered by Fronteer. Classified is entitled to all receivables generated from all future editions of the directories purchased by Classified.

4.   PAYMENT BY OF CONSIDERATION BY McLEOD

     The cash consideration from McLeod for this Agreement is estimated to be $4,000,000.00, which is based upon estimated net cash revenue of $3,700,000.00 from the first six directories listed on Exhibit "A", plus $300,000.00 over and above said estimated net cash revenue, and is subject to the adjustment requirements of Section 6 below. $1,000,000.00 of the consideration from McLeod will be allocated and paid to the officers/shareholder/directors of Fronteer in exchange for the Covenant not

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     to Compete and Confidentiality Agreements described and required below, and the remaining consideration will be allocated and paid to Fronteer. The consideration from McLeod will be paid, subject to the conditions set out in Sections 10, 13, 14 & 21 below, as follows:

          (1) $1,000,000.00 to Fronteer on March 1, 1997, to be paid in the form of $500,000.00 in cash and $500,000.00 by payoff of the full amount of the promissory note given to McLeod by Fronteer pursuant to the Option Agreement, which will then be marked by McLeod as paid on March 1, 1997,

          (2) $1,000,000.00 to officers/shareholders/directors, in the percentage amounts shown on Exhibit "D," within five (5) business days after the later of [a] the date when Fronteer certifies to McLeod that Fronteer has completed publication and distribution of the Fargo and Badlands (Dickinson) directories listed on Exhibit "A," or [b] March 1, 1997,

          (3) $900,000.00 to Fronteer within five (5) business days after Fronteer certifies to McLeod that Fronteer has completed publication and distribution of the fifth directory listed on Exhibit "A," and,

          (4) all remaining unpaid consideration to Fronteer within five (5) business days after [a] Fronteer certifies that all McLeod Purchase Directories have been published and distributed, and, [b] the total net cash revenue for the McLeod Purchase Directories has been determined pursuant to Section 6 below, with the final payment adjusted pursuant to the provisions of Section 6 below.

5.   PAYMENT OF CONSIDERATION BY CLASSIFIED

     The cash consideration from Classified for this Agreement is equal to the net cash revenue from the April, 1997 edition of the Durum Triangle
     directory  listed  on  Exhibit  "A."  Twenty-five   percent  (25%)  of  the
     consideration from Classified will be allocated and paid to the officers/shareholder/directors of Fronteer listed, and in the percentage amounts shown, on Exhibit "D" in exchange for the Covenant not to Compete and Confidentiality Agreements described and required below, and the remaining consideration will be allocated and paid to Fronteer. The consideration from Classified will be paid to Fronteer within fourteen (14) days after Fronteer certifies that publication and distribution of the Durum Triangle directory has been completed and the total net cash revenue for the Durum Triangle directory has been determined pursuant to Section 6 below, adjusted pursuant to the provisions of Section 6 below.

     In the event Classified fails to timely pay consideration to Fronteer in accordance with this section, Fronteer will notify McLeod of such fact and McLeod will pay to Fronteer the consideration due from Classified within fourteen (14) days of said notice. Upon payment by McLeod, (1) Fronteer will convey to McLeod all right, title and interest in the Durum Triangle directory, (2) the Durum Triangle directory will thereafter be treated as

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     though it were one of the McLeod Purchase  Directories and McLeod will have the same rights with respect to the Durum Triangle directory as Classified had to the Durum Triangle directory and as it has in and to the McLeod Purchase Directories, and, (3) all rights of Classified in and to the Durum Triangle directory will be terminated and Classified will have no further right, title or interest in or to the Durum Triangle directory.

6.   NET CASH REVENUE REQUIREMENT

     Fronteer represents and warrants that the net cash revenue of the editions of each of the Directories listed on Exhibit "A" was, or will, be as shown on Exhibit "A." Net cash revenue shall include all contracted for gross revenue in the form of cash paid or accounts receivable (reduced by any commissions or share paid to any telephone company), including national revenue, but shall exclude cancellations, promotional discounts, payment plan/cash discounts, and any revenue traded for value other than cash or accounts receivables for each directory. If the net cash revenue from any directory listed on Exhibit "A" is more or less than as shown on Exhibit "A," the consideration paid, as set out in Section 4 or 5 above, as applicable, shall be increased or reduced accordingly by one dollar for each dollar the net cash revenue for such directory is above or below that shown on Exhibit "A." McLeod and Fronteer shall determine the net cash revenue for each of the McLeod Purchase Directories upon certification of completion of each such directory by Fronteer as described in Section 8 below and such determination shall be acceptable to McLeod, in its sole discretion. Fronteer and the purchaser of the Durum Triangle directory shall determine the net cash revenue for the Durum Triangle directory upon certification of completion of such directory by Fronteer as described in
     Section 8 below.

7.   CLOSING
     Closing shall take place at Fronteer's offices at 216 North 23 Street, Bismarck, North Dakota, at 2:00 p.m., c.s.t., on January 27, 1997, or at such other time, date, and place as may be agreed by the parties ("Closing").

8.   CONDUCT OF FRONTEER
     All sales, production and distribution of the Directories set out on Exhibit "A" shall be (1) continued and completed by Fronteer, (2) completed no later than the last day of the month immediately following the month of publication set out on Exhibit "A," and (3) continued and completed in the same manner as the last published editions of such Directories, including but not limited to, the number of Directories printed and distributed (as set out on Exhibit "A" or, where no number is set out, the number will be the same number of directories as printed and distributed during the immediately preceding calendar year), the distribution area, the pricing, the credit terms, the quality and size of print and paper, and the general production standards. Fronteer shall promptly pay all sales and production expenses for said editions of the Directories and for all prior editions of the Directories.

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     Fronteer shall, at its cost, continue to provide all information,  updates, data and telephone lines for audiotex service described in, related to or associated with any of the Directories for one year after the date each of the Directories is published, in the same manner as provided in the prior edition of each such directory. Fronteer will have the right to continue to use the audiotex equipment sold and transferred pursuant to this Agreement at no charge.

     If McLeod determines, in its sole discretion, that Fronteer has failed to complete all sales, production and distribution of the Directories and provision of all elements of audiotex service, as set out above, McLeod shall have, in addition to any other right it may have, the right to terminate this Agreement, declare this Agreement null and void and receive a full refund of any and all of the purchase price previously paid.

     Beginning on the date hereof, McLeod shall have the right to conduct an investigation of Fronteer and its telephone directory business as McLeod deems necessary. Fronteer shall cooperate fully with McLeod in such investigation.

9.   PRE-SALES
     Fronteer may have made sales for editions of the McLeod Purchase Directories to be published by McLeod ("Pre-Sales"), but will make no more Pre-Sales after Closing. McLeod will have the right to review and approve any such Pre-Sales, but such approval shall not be unreasonably withheld. All approved receivables, contracts, cash, trade agreements, finished copies and any other items held by Fronteer in connection with such approved Pre-Sales will be delivered on or before Closing, or as soon thereafter as is commercially possible. McLeod will pay Fronteer, in addition to the consideration set out in Section 4 above, a commission equal to 25% of the net cash amount of such approved Pre-Sales on or before the date of the last payment due under Section 4 above.

10.  REPRESENTATIONS AND WARRANTIES OF FRONTEER
     Fronteer hereby covenants, represents and warrants to the other parties that:

     Due Organization. Fronteer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has the power and authority, corporate and otherwise, to own its properties and conduct the business in which it is presently engaged.


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     Authorization  of Agreement.  The execution and delivery of this  Agreement and consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Fronteer and this Agreement constitutes a valid and legally binding obligation of Fronteer enforceable according to its terms. The execution
     and  delivery  of  this  Agreement,   consummation   of  the   transactions
     contemplated by this Agreement and compliance by Fronteer with all the provisions of this Agreement will not (i) violate any provision of the terms of any applicable law, rule, or regulation of any governmental body having jurisdiction; (ii) conflict with or result in a breach of any provision of Fronteer's Articles of Incorporation or Bylaws or constitute a default under any of the terms, conditions, or provisions of, or result in the breach of, or accelerate or permit the acceleration of the performance required by any note, bond, mortgage, indenture, license, agreement, or other instrument or obligation of any nature whatsoever to which Fronteer is a party; or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Fronteer or any of its property or assets.

     Payment of Taxes. Fronteer has filed all federal, state, and local tax returns required to be filed, and has made timely payment of all taxes shown by those returns to be due and payable. All filed tax returns are complete, true and correct in all material respects.

     No Adverse Conditions. There are no adverse conditions or circumstances that may interfere with the use and enjoyment of or opportunity to operate the directory business of Fronteer to be purchased and sold pursuant to this Agreement.

     No Omissions or Misrepresentations. No representation, warranty or statement of Fronteer contains any misrepresentation or misstates any material fact or omits to state any material fact necessary to make each representation or warranty or statement in this Agreement, or in any certificates or other instruments furnished or to be furnished to McLeod, accurate and not misleading in any material respect.

     Investigation by McLeod. No investigation conducted by McLeod shall affect the representations and warranties of Fronteer herein, and each such representation and warranty shall survive the execution and closing hereof.

     Title and liens. Fronteer on the date of delivery will own and deliver good and marketable title and all right, title and interest, free and clear of any and all liens or encumbrances, in and to all assets, rights and equipment to be sold and delivered pursuant to this Agreement.

     Consent of Creditors. Fronteer has obtained, or will obtain no later than February 28, 1997, any and all necessary consents with respect to the transactions contemplated by this Agreement, including and not limited to all necessary consents and/or necessary releases from all of Fronteer's lenders and said lenders have executed prior to Closing, or will execute no later than February 28, 1997, a release of any and all liens or security interests covering the Directories and the audiotex equipment being purchased pursuant to the terms of this Agreement, such consents are

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     attached hereto as Exhibit "E." In the event the conditions set out in this section are not satisfied, or are violated in the sole opinion of McLeod, McLeod may declare this Agreement null and void and shall be entitled to an immediate return of all amounts paid by it pursuant to this Agreement.

     Publication Agreements. Fronteer is a party to agreements with telecommunications carriers listed on Exhibit "F," attached hereto and incorporated herein, in connection with the McLeod Purchase Directories and copies of those agreements, or written explanation of the agreements if oral, are attached to Exhibit "F."

     Corporate Actions. Fronteer shall take such action and shall file all documents necessary to comply with all federal, state and local laws and regulations which may require shareholder or director consent or approval of this Agreement or the transactions contemplated or required by this Agreement.

     Sales Force. Fronteer presently employs ten individuals in a position involving the sale of advertising in the Directories, which includes nine sales representatives and one sales manager and all individuals employed in a position involving the sale of advertising in the Directories are listed on Exhibit "G."

11.  REPRESENTATIONS AND WARRANTIES OF McLEOD
     McLeod covenants, represents and warrants to the other parties:

     Due Organization. McLeod is a corporation duly organized, validly existing, and in good standing under the laws of the State of Iowa and has the power and authority, corporate and otherwise, to own its properties and conduct the business in which it is presently engaged.

     Authorization of Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of McLeod and this Agreement constitutes a valid and legally binding obligation of McLeod enforceable according to its terms. The execution and delivery of this Agreement, consummation of the transactions contemplated by this Agreement and compliance by McLeod with all the provisions of this Agreement will not (i) violate any provision of the terms of any applicable law, rule, or regulation of any governmental body having jurisdiction; (ii) conflict with or result in a breach of any provision of McLeod's Articles of Incorporation or Bylaws or constitute a default under any of the terms, conditions, or provisions of, or result in the breach of, or accelerate or permit the acceleration of the performance required by any note, bond, mortgage, indenture, license, agreement, or other instrument or obligation of any nature whatsoever to which McLeod is a party; or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to McLeod or any of its property or assets.

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12.  REPRESENTATIONS AND WARRANTIES OF CLASSIFIED
     Classified covenants, represents and warrants to the other parties that:

     Due Organization. Classified is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Dakota and has the power and authority, corporate and otherwise, to own its properties and conduct the business in which it is presently engaged.

     Authorization of Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Classified and this Agreement constitutes a valid and legally binding obligation of Classified enforceable according to its terms. The execution and delivery of this Agreement, consummation of the transactions contemplated by this Agreement and compliance by Classified with all the provisions of this Agreement will not (i) violate any provision of the terms of any applicable law, rule, or regulation of any governmental body having jurisdiction; (ii) conflict with or result in a breach of any provision of Classified's Articles of Incorporation or Bylaws or constitute a default under any of the terms, conditions, or provisions of, or result in the breach of, or accelerate or permit the acceleration of the performance required by any note, bond, mortgage, indenture, license, agreement, or other instrument or obligation of any nature whatsoever to which Classified is a party; or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Classified or any of its property or assets.

     Scope of Directories. Classified will not expand the white page coverage, yellow page coverage or distribution area of the Souris River, Southeast North Dakota or Durum Triangle directories beyond that of the last edition of the Souris River, Southeast North Dakota or Durum Triangle directories published by Fronteer, except, if any telecommunications carrier which is a party to a written, valid, binding and enforceable Publication Agreement with Classified as of the date of this Agreement purchases additional exchanges, and a copy of the Publication Agreement with such carrier has been delivered to McLeod on or before February 28, 1997, then, to the limited extent of such purchase, the listings associated with the exchanges so purchases may be added to the white pages and yellow pages of the Souris River, Southeast North Dakota or Durum Triangle directory and the subscribers associated with the exchanges so purchased may be added to the distribution area of the same directory.

     Employees of Other Parties. Classified will not hire, interview, solicit, or attempt to interview or hire any individual employed in any capacity, now or hereafter, by Fronteer or McLeod.

13.  ASSIGNMENT OF AGREEMENT AND RIGHTS
     Fronteer will deliver an assignment to McLeod, in the form attached as Exhibit "H," of the Publication Agreements with telecommunications carriers described in Section 10 above and listed on Exhibit "F," accompanied by fully executed consents to the assignment, in the form attached as Exhibit "I," executed by no less than five of those seven telecommunications carriers, including specifically those associated with the Bismarck/Mandan Metro directory, no later than February 28, 1997. Fronteer will assign any and all rights and privileges it may have in any non-compete agreements it now has to the fullest extent such agreements apply to the distribution area of any directories published by McLeod, including the McLeod Purchase Directories. Fronteer will assign all its right, title and interest in the intellectual property, proprietary information and trade secrets described in Section 2 to McLeod at Closing, and McLeod hereby grants a limited license to Fronteer to use such property and information to complete the publication of the Directories in accordance with this Agreement and the collection of receives generated by such publication. In the event the conditions set out in this section are not satisfied, or are violated in the sole opinion of McLeod, McLeod may declare this Agreement null and void and shall be entitled to an immediate return of all amounts paid by it pursuant to this Agreement.

14.  EMPLOYEES AND INDEPENDENT CONTRACTORS

     McLeod has the right to interview and hire all of the Fronteer sales force identified on Exhibit "G" and plans and desires to do so. Fronteer will assist McLeod in said interviewing and hiring. Payment of any amount under this Agreement is contingent on McLeod hiring, no later than February 28, 1997, no less than seven of nine sales representatives and the sales manager listed on Exhibit "G," under arrangements for the same to begin employment with McLeod no later than seven days after the close of sales by Fronteer in the Bismarck/Mandan Metro directory. McLeod will not, as a term or condition of this Agreement, assume any of Fronteer's obligations with respect to employment contracts or independent contractor contracts, if any, and is not doing so by this Agreement. Classified will not, as a term and condition of this Agreement, interview or hire any employees of Fronteer. In the event the conditions set out in this section are not satisfied, or are violated in the sole opinion of McLeod, McLeod may declare this Agreement null and void and shall be entitled to an immediate return of all amounts paid by it pursuant to this Agreement.

15.  PUBLIC ANNOUNCEMENT
     Except to the extent disclosure, filing, reporting or announcement of this Agreement is required by law, including any rules or regulations of any applicable governmental, regulatory or stock exchange agency or authority,
     (i) no party shall make any public announcement of this Agreement or the transactions contemplated hereby prior to March 1, 1997, and (ii) after that date public announcement may be made only after notification the content of such announcement has been approved by the other parties hereto, which approval will not be unreasonably withheld.

16.  NON-COMPETE AGREEMENTS

     In Favor of McLeod. In consideration of McLeod's purchase of the McLeod Purchase Directories, McLeod's payment of cash consideration, McLeod's assignment of rights in and to the Souris River, Southeast North Dakota and possibly Durum Triangle directories and McLeod's execution of a Covenant not to Compete and Confidentiality Agreement as described below, Scott, Greff, Dressler and Gowin each execute, jointly with execution by
     Classified, a Covenant Not to Compete and Confidentiality Agreement at Closing substantially in the form attached hereto as Exhibit "J," and Fronteer and all other Directors, Officers and Shareholders listed on Exhibit "D" will each execute a Covenant Not to Compete and Confidentiality Agreement substantially in the form attached hereto as Exhibit "K." Fronteer will assign to McLeod, in the form attached as Exhibit "H," any and all non-competition agreements or covenants binding upon any of Fronteer's sales representatives or sales managers to the fullest extent such non-competition agreements apply to the current distribution areas of any directories published by McLeod, including the directories purchased by McLeod pursuant to this Agreement.

     In Favor of Classified. In consideration of Classified's possible purchase of the Durum Triangle directory and execution of a Covenant not to Compete and Confidentiality Agreement, McLeod will execute at Closing a Covenant not to Compete and Confidentiality Agreement in favor of Classified substantially in the form attached as Exhibit "L."

17.  INDEMNIFICATION OF McLEOD
     Fronteer hereby indemnifies and saves McLeod harmless from and against any and all costs, liability, or expenses, including reasonable attorneys' fees, arising out of (i) any breach of warranty, covenant, agreement, or representation made by Fronteer; (ii) any nonfulfillment of any agreement, conditions or covenants of Fronteer under this Agreement or any misrepresentation in or omission from this Agreement or from any certificates or other instrument furnished or to be furnished to McLeod; and (iii) all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing.

     Classified, Scott, Greff, Dressler and Gowin, jointly and severally, hereby indemnify and hold McLeod harmless from and against any and all costs, liability, or expenses, including reasonable attorneys' fees, arising out of (i) any breach of warranty, covenant, agreement, or representation made by any of them; (ii) any nonfulfillment of any condition or covenant under this Agreement, or any misrepresentation in or omission from this Agreement, or any certificates or other instrument furnished or to be furnished to McLeod, by any of them; (iii) any cause of action or expense directly or indirectly related to Classified's sale, publication or distribution of directories published by Classified; and (iv) all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing.

18.  INDEMNIFICATION OF FRONTEER
     McLeod hereby indemnifies and saves Fronteer harmless from and against any and all costs, liability, or expenses, including reasonable attorneys' fees, arising out of (i) any breach of warranty, covenant, agreement, or representation made by McLeod; (ii) any nonfulfillment of any agreement, condition or covenant of McLeod under this Agreement or any misrepresentation in or omission from this Agreement or from any certificates or other instrument furnished or to be furnished to Fronteer; and (iii) all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing.

     Classified, Scott, Greff, Dressler and Gowin, jointly and severally, hereby indemnify and hold Fronteer harmless from and against any and all costs, liability, or expenses, including reasonable attorneys' fees, arising out of (i) any breach of warranty, covenant, agreement, or representation made by any of them; (ii) any nonfulfillment of any condition or covenant under this Agreement, or any misrepresentation in or omission from this Agreement, or any certificates or other instrument furnished or to be furnished to Fronteer, by any of them; (iii) any cause of action or expense directly or indirectly related to Classified's sale, publication or distribution of directories published by Classified; and (iv) all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing.

19.  INDEMNIFICATION OF CLASSIFIED
     McLeod hereby indemnifies and saves Classified harmless from and against any and all costs, liability, or expenses, including reasonable attorneys' fees, arising out of (i) any breach of warranty, covenant, agreement, or representation made by McLeod; (ii) any nonfulfillment of any agreement, condition or covenant of McLeod under this Agreement or any misrepresentation in or omission from this Agreement or from any certificates or other instrument furnished or to be furnished to
     Classified;   and  (iii)  all   actions,   suits,   proceedings,   demands,
     assessments, judgments, costs, and expenses incident to any of the foregoing.

20.  CONFIDENTIAL INFORMATION

     Definition. For purposes of this Section, "Confidential Information" means any information or compilation of information not generally known, which is proprietary to the business, and includes, without limitation, trade secrets, inventions, and information pertaining to development, marketing, sales, accounting, and licensing of the business products and services, customer information contained in customer records, working papers or correspondence files, all financial information contained in federal and state tax returns, and the financial terms of this transaction. Information shall be treated as Confidential Information irrespective of its source and all information that is identified by Fronteer, McLeod or Classified as being "confidential", "trade secret", or is identified or marked with any similar reference, or any information that Fronteer, McLeod or Classified should know is being treated by Fronteer, McLeod or Classified as confidential, shall be presumed to be Confidential Information.

     Covenants by Parties. McLeod, Classified, Scott, Greff, Dressler, Gowin and Fronteer agree and covenant with respect to all Confidential Information received or learned by any of them as follows:

          A. that they will treat as confidential all  Confidential  Information
     made   available   to  them  or  any  of   their   employees,   agents   or
     representatives;

          B. that they will maintain the same in a secure place and limit access to the Confidential Information to those employees, agents and representatives to whom it is necessary to disclose the Confidential Information in furtherance of the transactions contemplated by this Agreement;

          C. that they and their employees, agents and representatives will not copy any Confidential Information (unless authorized), disclose any Confidential Information to any unauthorized party, or use any Confidential Information for any purpose other than the publication of the directories purchased pursuant to this Agreement, including competition with the other party or solicitation of the other party's customers; and

          D. that each party will assume liability for any breach of this paragraph by him or it, or any of its employees, agents or representatives.

21.  PRODUCTION SERVICES

     Following the Closing, McLeod will negotiate with Marlow Lindblom at Fronteer to finalize an white page production agreement between McLeod and Fronteer for Fronteer to produce the white page listings of the telecommunications carriers who have executed consents pursuant to Section 13 for a period of three years. The agreement will include the provisions that only Dennis W. Olson or Marlow Lindblom will have direct contact with the telecommunications carriers, that the agreement is non-assignable and non-delegable without prior written consent of all parties to that agreement, and that the agreement can be canceled by McLeod in its sole discretion in the event of a change in control in Fronteer to anyone other than a group including Dennis W. Olson or Marlow Lindblom. Fronteer may also provide production services for Classified for production of the Souris River, Southeast North Dakota and possibly Durum Triangle directories to be published by Classified, limited as described in Section
     12. Except as provided in this Section 20, Fronteer will no longer publish the Directories.

22.  INVESTIGATION CONDITION
     McLeod's  obligations  hereunder  are  expressly  contingent  upon McLeod's
     successful   completion  of  its  investigation  of  Fronteer's   telephone
     directory business, as set out in Section 8 above.

23.  MISCELLANEOUS

     Broker or Finder. The parties represent that no person is entitled to any brokerage commission, finder's fee, or any other like payment in connection with any transaction contemplated by this Agreement by reason of the action of any party to this Agreement.

     Severability. If any provision of this Agreement is held for any reason to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall, nevertheless, remain in full force and effect.

     Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Iowa. Venue for any action to enforce this Agreement shall be in Iowa or in North Dakota, at the option of the party filing such action.

     Notices. Any notices or other communications required or permitted under this Agreement shall be sufficiently given if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

         McLeod:                    McLeodUSA Publishing Company
                                    P. O. Box 3162
                                    Cedar Rapids, IA 52406-3162
                                    Attn: Arthur L. Christoffersen, President

         Fronteer:                  Fronteer Financial Holdings, Ltd.
                                    P.O.Box 5542
                                    Bismarck, ND 58502
                                    Attn: Dennis W. Olson, President

         Classified:                Classified Directories, Inc.
                                    1500 East Front Street
                                    Bismarck, ND 58504
                                    Attn: Larry Scott

         Scott:                     Larry A. Scott
                                    532 Macom Drive
                                    Bismarck, ND 58504

         Greff:                     James Greff
                                    3039 Greenwood Drive
                                    Bismarck, ND 58501

         Gowin:                     Randall L. Gowin
                                    1932 Adams Lane
                                    Bismarck, ND 58501

         Dressler:                  Edwin Dressler
                                    610 Easy Street
                                    Bismarck, ND 58504

     Captions. The captions and Section numbers in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Signatures. The parties hereto expressly consent to the use of facsimile signatures and agree that such facsimile signatures shall be binding as originals. The parties hereto expressly consent to the use of multiple counterparts each of which shall constitute and original and all of which together will constitute one and the same instrument.

     Survival. Each and every provision, representation and warranty of this Agreement shall survive the execution and closing hereof and shall remain binding on the parties hereto until all performance called for hereunder is complete.

     Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may make any assignment of this Agreement or any interest herein without the prior written consent of the other parties hereto. Assignments without such consent shall be void.

     Executed effective the date first written above.


McLEODUSA PUBLISHING COMPANY                    FRONTEER DIRECTORY COMPANY, LTD.



By:/s/Arthur L. Christoffersen                  By:/s/Dennis W. Olson
   -----------------------------------             -----------------------------
   Arthur L. Christoffersen, President             Dennis W. Olson, President

Executed the date first above written.



/s/Dennis W. Olson                              /s/Roland Haux
--------------------------------------         ---------------------------------
Dennis W. Olson                                Roland Haux



/s/Marlow E. Lindblom                          /s/James B. Qualls
--------------------------------------         ---------------------------------
Marlow E. Lindblom                             James B. Qualls



/s/Calvin Helgesen                             /s/Lance L. Olson
--------------------------------------         ---------------------------------
Calvin Helgesen                                Lance L. Olson

Executed the date first above written.


                                                /s/Edwin Dressler
                                                --------------------------------
                                                Edwin Dressler
CLASSIFIED DIRECTORIES, INC.



By:/s/Larry Scott                               /s/Larry A. Scott
   -----------------------------------         ---------------------------------
   Larry Scott, President                      Larry A. Scott



/s/James Greff                                  /s/Randal L. Gowin
--------------------------------------         ---------------------------------
James Greff                                    Randal L. Gowin

                                   EXHIBIT "D"


       Allocation of Consideration to Directors, Officers and Shareholders Agreeing to Execute Covenants Not to Compete and Confidentiality Agreements


         Name                                Percentage of Payment
         ----                                ---------------------

         Dennis W. Olson                            31.25%

         Marlow Lindblom                            21.25%

         Roland Haux                                17.50%

         Larry Scott                                10.00%

         Lance Olson                                 6.25%

         James B. Qualls                             6.25%

         Edwin Dressler                              2.50%

         Randall Gowin                               2.50%

         Calvin "Kelly" Helgeson                     2.50%

                                   EXHIBIT "J"

                             Covenant not to Compete
                          and Confidentiality Agreement

McLeodUSA Publishing Company, an Iowa corporation, ("McLeod"), Fronteer Financial Holdings, Ltd., a Colorado corporation, ("Fronteer"), Classified Directories, Inc., a North Dakota corporation, ("Classified"), Larry A. Scott ("Scott"), James Greff ("Greff"), Edwin Dressler ("Dressler"), Randall L. Gowin ("Gowin") and certain Directors, Officers and Shareholders of Fronteer have entered into a Sale and Purchase Agreement dated January 27, 1997 ("the Agreement") which provides for the execution of this Covenant not to Compete and Confidentiality Agreement.

In fulfillment of the terms of the Agreement, ________________________ and Classified, jointly and severally, (referred to hereafter as "the undersigned," meaning any one, some or all of them) enter into this agreement with McLeod, as follows:

1. For a period of three (3) years from the date hereof, the undersigned shall not directly or indirectly, as a shareholder, proprietor, partner, consultant, employee, agent, officer, director, associate, lender, investor or in any other capacity, engage in the telephone directory business in competition with McLeod, nor shall the undersigned invest in, lend money to, guarantee loans of, make gifts to, advise or by any other means assist or contract with any other person or entity in the telephone directory business or to so compete with McLeod, within the distribution area of any directory published by McLeod, including those being purchased by McLeod from Fronteer pursuant to the Agreement, except to the extent the parties recognize that competition currently exists within the geographic boundaries of the Jamestown, the Valley City and the Southeast North Dakota directories and the western-most portion of the Fargo directory, and agree that such competition will continue in the future. "Competition" or "compete" does not include the sale of advertising in a directory published and distributed by the undersigned outside the distribution areas of McLeod directories to advertisers within said distribution areas (also known as foreign advertising), so long as directories are not published or distributed by the undersigned within said distribution areas of McLeod's directories.

2. The undersigned will not disclose any Confidential Information to others outside McLeod or use same for any unauthorized purposes without written approval from an officer of McLeod. "Confidential Information" means any information or compilation of information not generally known, that is proprietary to the business of McLeod or Fronteer or related to McLeod's publication of any directory which is a subject of the Agreement, and includes, without limitation, trade secrets, inventions, information pertaining to development, marketing, sales, accounting, and licensing of the business products and services, customer lists and contracts, customer information contained in or related to customer records, papers, correspondence or files and all financial information contained in federal and state tax returns. Confidential Information does not include information that is independently developed or received from a third party unrelated to McLeod or Fronteer. In addition, the undersigned shall not be in default under this agreement if the undersigned's disclosure of Confidential Information is pursuant to a subpoena or other court order.

3. The parties acknowledge and agree that customer lists and contracts, customer information and customer trust and good will are the primary assets of McLeod, are the primary assets previously purchased by McLeod from Fronteer and are the primary assets being purchased pursuant to the Agreement. The parties desire and agree to protect these interests, assets and information in order to maintain the adequacy of the consideration for the Agreement, for this agreement and for the payments made by McLeod pursuant to the Agreement.

4 The undersigned acknowledges that (i) McLeod is paying substantial and valuable consideration for this agreement, (ii) the undersigned will directly benefit from the transactions contemplated by the Agreement and the terms of the Agreement, described above, (iii) Scott, Dressler and Gowin, as shareholders of Fronteer, will benefit directly and financially from the Agreement, (iv) that Scott, Greff, Dressler and Gowin, as the principals of Classified, will benefit directly from the terms of the
     Agreement, (v) that the terms of this agreement are reasonable and necessary to protect the legitimate interests of McLeod and (vi) competition by the undersigned as herein prohibited would cause substantial loss and expense, irreparable damage and harm to McLeod, its assignees or successors, which cannot be fully compensated by monetary award.

5. The parties agree that in the event the provisions of this agreement should ever be adjudicated to exceed the time or geographic limitations permitted by law, then such provisions shall be deemed reformed by the parties to this agreement pursuant to this sentence to the maximum time and geographic limitation allowed by law.

6. The undersigned agree that upon a violation of this agreement, McLeod or an assignee or successor in interest to it, shall have the following rights, which are cumulative, separate causes of action that may be asserted against the undersigned, jointly and severally. McLeod, its successors or assigns, in the event of violation by the undersigned of this agreement, may:

     6.1. Commence an action to secure an injunction to enjoin the undersigned from violating this agreement;

     6.2. Commence an action to require the undersigned to specifically perform this agreement;

     6.3. Commence an action to secure a judgment for monetary damages for violation of this agreement, including, if applicable, punitive damages; or

     6.4. Commence an action to assert any and all of the rights that McLeod, or its successor or assign, may have against the undersigned at such time because of any breach of this agreement.

     6.5. In addition, McLeod, its successor or assignee, may secure reasonable attorney's fees and costs incurred as a result of judgment, order or injunction being rendered against the undersigned.

7. No delay or omission by McLeod in exercising any right under this agreement shall operate as a waiver of that or any other right. A waiver or consent given by McLeod on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. In case any provision of this agreement shall be invalid, illegal, or otherwise unenforceable, the parties shall negotiate in good faith with respect to a substitute provision, such unenforceable provision will be deemed severable and all remaining provisions will remain in full force and effect.

8. The parties hereto expressly consent to the use of multiple counterparts each of which shall constitute an original and all of which together will constitute one and the same instrument.

9. This agreement shall be governed by and construed in accordance of the laws of the State of Iowa.

Dated: January 27, 1997

McLeodUSA Publishing Company                    Classified Directories, Inc.


By:                                             By:
   ----------------------------------               ----------------------------


-------------------------------------
         name

                                   EXHIBIT "K"

                             Covenant not to Compete
                          and Confidentiality Agreement


McLeodUSA Publishing Company, an Iowa corporation, ("McLeod"), Fronteer Financial Holdings, Ltd., a Colorado corporation, ("Fronteer"), Classified Directories, Inc., a North Dakota corporation, ("Classified"), Larry A. Scott ("Scott"), James Greff ("Greff"), Edwin Dressler ("Dressler"), Randall L. Gowin ("Gowin") and certain Directors, Officers and Shareholders of Fronteer have entered into a Sale and Purchase Agreement dated January 27, 1997 ("the Agreement") which provides for the execution of this Covenant not to Compete and Confidentiality Agreement.

In fulfillment of the terms of the Agreement, ______________________________ enters into this agreement with McLeod, as follows:

1. For a period of fifteen (15) years from the date hereof, the undersigned shall not directly or indirectly, as a shareholder, proprietor, partner, consultant, employee, agent, officer, director, associate, lender, investor or in any other capacity, engage in the telephone directory business in competition with McLeod, nor shall the undersigned invest in, lend money to, guarantee loans of, make gifts to, advise or by any other means assist or contract with any other person or entity in the telephone directory business or to so compete with McLeod, within the distribution area of any directory published by McLeod, including those being purchased by McLeod from Fronteer pursuant to the Agreement. "Competition" or "compete" does not include production services for the Souris River, Southeast North Dakota or Durum Triangle directories, specifically limited in scope to the white page coverage, yellow page coverage and distribution area of the last edition of those directories published by Fronteer, except, if any telecommunications carrier which is a party to a written, valid, binding and enforceable Publication Agreement with Classified as of the date of the Agreement purchases additional exchanges, and a copy of the Publication Agreement with such carrier has been delivered to McLeod on or before February 28, 1997, then, to the limited extent of such purchase, the listings associated with the exchanges so purchased may be added to the white pages and yellow pages of the Souris River, Southeast North Dakota or Durum Triangle directory and the subscribers associated with the exchanges so purchased may be added to the distribution area of the same directory. The above restriction notwithstanding, Fronteer shall also have the limited right to contract for directory production service as a third party independent vendor for telephone directory publishers other than Classified and may conduct CMR business limited to "A" advertising accounts only, as those accounts are defined by the Yellow Pages Publishers Association.


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2.   The undersigned  will not disclose any  Confidential  Information to others outside McLeod or use same for any unauthorized purposes without written approval from an officer of McLeod. "Confidential Information" means any information or compilation of information not generally known, that is proprietary to the business of McLeod or related to McLeod's publication of any directory which is a subject of the Agreement, and includes, without
     limitation,   trade   secrets,   inventions,   information   pertaining  to
     development, marketing, sales, accounting, and licensing of the business products and services, customer lists and contracts, customer information contained in or related to customer records, papers, correspondence or files and all financial information contained in federal and state tax returns. Confidential Information does not include information that is independently developed or received from a third party unrelated to McLeod or Fronteer. In addition, the undersigned shall not be in default under this agreement if the undersigned's disclosure of Confidential Information is pursuant to a subpoena or other court order.

3. The parties acknowledge and agree that customer lists and contracts, customer information and customer trust and good will are the primary assets of McLeod, are the primary assets previously purchased by McLeod from Fronteer and are the primary assets being purchased pursuant to the Agreement. The parties desire and agree to protect these interests, assets and information in order to maintain the adequacy of the consideration for the Agreement, for this agreement and for the payments made by McLeod pursuant to the Agreement.

4. The undersigned acknowledges that (i) McLeod is paying substantial and valuable consideration for this agreement, (ii) the undersigned will directly benefit from the transactions contemplated by the Agreement and the terms of the Agreement, described above, (iii) McLeod has paid Fronteer a substantial sum of money for directories, (iv) ______________________, as a director and/or shareholder of Fronteer, will benefit directly and financially from the Agreement, (v) that the terms of this agreement are reasonable and necessary to protect the legitimate interests of McLeod and
     (vi) competition by the undersigned as herein prohibited would cause substantial loss and expense, irreparable damage and harm to McLeod, its assignees or successors, which cannot be fully compensated by monetary award.

5. The parties agree that in the event the provisions of this agreement should ever be adjudicated to exceed the time or geographic limitations permitted by law, then such provisions shall be deemed reformed by the parties to this agreement pursuant to this sentence to the maximum time and geographic limitation allowed by law.

6. The undersigned agree that upon a violation of this agreement, McLeod or an assignee or successor in interest to it, shall have the following rights, which are cumulative, separate causes of action that may be asserted against the undersigned, jointly and severally. McLeod, its successors or assigns, in the event of violation by the undersigned of this agreement, may:

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


     6.1. Commence an action to secure an injunction to enjoin the undersigned from violating this agreement;

     6.2. Commence an action to require the undersigned to specifically perform this agreement;

     6.3. Commence an action to secure a judgment for monetary damages for violation of this agreement, including, if applicable, punitive damages; or

     6.4. Commence an action to assert any and all of the rights that McLeod, or its successor or assign, may have against the undersigned at such time because of any breach of this agreement.

     6.5. In addition, McLeod, its successor or assignee, may secure reasonable attorney's fees and costs incurred as a result of judgment, order or injunction being rendered against the undersigned.

7. No delay or omission by McLeod in exercising any right under this agreement shall operate as a waiver of that or any other right. A waiver or consent given by McLeod on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. In case any provision of this agreement shall be invalid, illegal, or otherwise unenforceable, the parties shall negotiate in good faith with respect to a substitute provision, such unenforceable provision will be deemed severable and all remaining provisions will remain in full force and effect.

8. This agreement shall be governed by and construed in accordance of the laws of the State of Iowa.

Dated: January 27, 1997

McLeodUSA Publishing Company


By:
   ------------------------------------      -----------------------------------
                                             name



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